                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       The Hallwood Group Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                        THE HALLWOOD GROUP INCORPORATED

                            NOTICE OF ANNUAL MEETING

To the Stockholders of The Hallwood Group Incorporated:

     The Annual Meeting of Stockholders of The Hallwood Group Incorporated (the "Company") will be held as follows:

          PLACE:      The Four Seasons Hotel
                      21 Avenue Road
                      Toronto, Ontario, Canada

          TIME: Wednesday, May 6, 1998 at 1:00 p.m. (local time) (Toronto, Ontario, Canada)

          PURPOSES:   1. To elect two directors to hold office for three years
                         and until their successors are elected and qualified;
                         and

                      2. To transact such other business as may properly come
                         before the meeting.

     Only stockholders of record at the close of business on Friday, March 20, 1998, will be entitled to notice of and to vote at the Annual Meeting.

April 10, 1998

                                            By order of the Board of Directors

                                            MELVIN J. MELLE
                                            Secretary

     YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                        THE HALLWOOD GROUP INCORPORATED
                            3710 RAWLINS, SUITE 1500
                              DALLAS, TEXAS 75219

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1998
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Hallwood Group Incorporated (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 6, 1998 at 1:00 p.m. (local time) Toronto, Ontario, Canada, at The Four Seasons Hotel, 21 Avenue Road, Toronto, Ontario, Canada M54 261, and any adjournment thereof. This Proxy Statement and the form of proxy to be utilized at the Annual Meeting are to be mailed or delivered to the stockholders of the Company on or about April 10, 1998.

MATTERS TO BE CONSIDERED

     The Annual Meeting has been called (i) to elect two directors to hold office for three years, and (ii) to transact such other business as may properly come before the meeting. See "Election of Directors" and "Other Business."

RECORD DATE AND VOTING

     The directors have fixed the close of business on March 20, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, there were 1,254,827 shares of common stock, $0.10 par value per share ("Common Stock"), outstanding and entitled to vote at the meeting.

     The presence at the Annual Meeting, either in person or by proxy, of the holders of outstanding shares of Common Stock having a majority of the voting power of the Company is necessary to constitute a quorum for the transaction of business. Each holder of record of Common Stock will be entitled to one vote per share in each matter that is called to vote at the Annual Meeting.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of the holders of shares of Common Stock having a majority of the voting power of the Company present in person or represented by proxy at the Annual Meeting is required to elect directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR. The trustees of Alpha Trust and Epsilon Trust, which own approximately 36.5% and 24.3% of the outstanding Common Stock, respectively, have informed the Company that all of the shares of Common Stock beneficially owned by the trusts will be voted for the nominees for director.

PROXY, SOLICITATION, REVOCATION AND EXPENSES

     All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any proxy given by a stockholder may be revoked at any time before it is exercised by (i) filing with the Secretary of the Company an instrument revoking it, (ii) a duly executed proxy bearing a later date or
(iii) the stockholder attending the Annual Meeting and expressing a desire to vote his shares of Common Stock in person.

     Shares represented by proxies will be voted for or against the election of the nominee directors named in the proxy in accordance with the specifications made on the proxy by the stockholder and, if no specification is made, will be voted in favor of the election of the nominee directors. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of a matter called for a vote.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy form and the cost of soliciting proxies related to the Annual Meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who are beneficial owners of shares of Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for the reasonable out-of-pocket expenses of such solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company and its subsidiaries, but no additional compensation will be paid to such individuals on account of such activities. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, for which such firm will be paid a fee of $2,500 plus reimbursement of reasonable out-of-pocket expenses.

                             ELECTION OF DIRECTORS

     Two persons are to be elected to the Board of Directors at the Annual Meeting and the two remaining directors will continue in office for the terms specified below. The persons named in the enclosed proxy intend to vote for the election of the nominees listed below, unless instructions to the contrary are given therein. The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person for a nominee, the person voting the proxies will vote for such nominee as the Company may select.

     The following table lists the name and age of the two nominees and of each of the two directors whose terms of office will continue after the Annual Meeting, the annual meeting at which their respective terms of office will expire (assuming, in the case of the nominees, that they are elected) and the year in which each director was first elected as a director of the Company:

                                                                                           DIRECTOR
NAME                         AGE                       TERM EXPIRES                         SINCE
----                         ---                       ------------                        --------
NOMINEE DIRECTORS
  Charles A. Crocco, Jr....  59     Third annual meeting following this Annual Meeting       1981
  J. Thomas Talbot.........  62     Third annual meeting following this Annual Meeting       1984
CONTINUING DIRECTORS
  Brian M. Troup...........  51     First annual meeting following this Annual Meeting       1981
  Anthony J. Gumbiner......  53     Second annual meeting following this Annual Meeting      1981

BUSINESS HISTORY OF NOMINEES AND CONTINUING DIRECTORS

     Mr. Crocco has been a shareholder in Crocco & De Maio, P.C., attorneys at law, and its predecessors, for more than five years and was Chairman of the Company's Compensation Committee until November 1997. He also has served as a director of First Banks America, Inc., a bank holding company, since April 1988.

     Mr. Talbot is Chairman of the Company's Audit Committee. He has been a partner of Shaw & Talbot, a commercial real estate investment and development company, since 1975, and of Pacific Management Group, an asset management firm, since 1986, and is the owner of The Talbot Company. Mr. Talbot served as Chairman of the Board and Chief Executive Officer of HAL, Inc., an airline holding company; and as Chairman of the Board and Chief Executive Officer of both Hawaiian Airlines, Inc., a commercial airline, and West Maui Airport between 1989 and July 1991. He was founder and served as Chairman of the Board of Jet America Airlines between 1980 and 1986. He has served as a director of Fidelity National Financial, Inc. since December 1990. He has also served as a director of Koll Real Estate Group since August 1993. In addition, Mr. Talbot served as a director of Alliance Bancorporation, a bank holding company ("Alliance"), from April 1988 until its liquidation in February 1994, and as Chairman and Chief Executive Officer of Alliance from August 1992 until its liquidation.

     Mr. Troup has served as President and Chief Operating Officer of the Company since April 1986. He has also served as Finance Director of Anglo Metropolitan Holdings, Plc, a real estate holding company located in the United Kingdom, since 1979; as a director of Hallwood Holdings S.A. ("HHSA"), a corporation engaged in the real estate business since March 1984; as a director of the general partner of Hallwood Energy Partners ("HEP") since 1984; as a director of Hallwood Realty Corporation ("Hallwood Realty"), which is a wholly-owned subsidiary of the Company and serves as the general partner of Hallwood Realty Partners, L.P. ("HRP"), since 1990; and as a director of Hallwood Consolidated Resources Corporation ("HCRC") since 1992. He is an associate of the Institute of Bankers in Scotland and a member of the Society of Investment Analysts in the United Kingdom. Mr. Troup also served as a director of Alliance from February 1988 until its liquidation.

     Mr. Gumbiner has served as Chairman of the Board of Directors of the Company since 1981 and Chief Executive Officer of the Company since 1984. He has also served as Chairman of the Board of Directors and Chief Executive Officer of the general partner of HEP since 1984 and February 1987, respectively; as a director of HHSA since March 1984; as a director of Hallwood Realty since November 1990 and as a director of HCRC since 1992. Mr. Gumbiner is also a solicitor of the Supreme Court of Judicature of England.

     Except as set forth above, neither the nominees nor the continuing directors hold a directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15 (d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

     No family relationships exist between the nominees, the directors and the executive officers.

COMMITTEES AND MEETINGS OF THE BOARD

     Messrs. Talbot (Chairman) and Crocco served as members of the Audit Committee during the year ended December 31, 1997. The Audit Committee met two times during this period and was charged with the responsibility of reviewing the annual audit report and the Company's accounting practices and procedures and recommending to the Board of Directors the firm of independent public accountants to be engaged for the ensuing year. The number of individuals comprising the Audit Committee was reduced from three to two in November 1997.

     Mr. Crocco served as a Chairman of the Compensation Committee during the year ended December 31, 1997. The Compensation Committee met two times during this period and was charged with the responsibility of the formulation and implementation of the Company's compensation policy. For additional information relating to amounts paid under certain consulting agreements, see "Certain Relationships and Related Transactions -- Consulting and Management Agreements." The Compensation Committee was eliminated in November 1997.

     The Board of Directors does not have a standing nominating committee.

     During the year ended December 31, 1997, the Board of Directors held six meetings. Each director attended at least 75% of (i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the close of business on the Record Date, information as to the beneficial ownership of shares of Common Stock (i) for any person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) who, or which the Company knows, owns beneficially more than 5% of the outstanding shares of Common Stock as of the close of business on the Record Date, (ii) for each director and nominee for director and (iii) for all directors and executive officers as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL       PERCENTAGE
NAME OF BENEFICIAL OWNER                                      OWNERSHIP(1)      OF CLASS(1)
------------------------                                      ------------      -----------
Alpha Trust.................................................    457,791(2)         36.5%
c/o Radcliffes Trustee Company SA 9 Rue, Charles Humbert
1205 Geneva, Switzerland
Epsilon Trust...............................................    305,196(3)         24.3%
c/o Radcliffes Trustee Company SA 9 Rue, Charles Humbert
1205 Geneva, Switzerland
Heartland Advisors, Inc.....................................     87,500(4)          7.0%
790 North Milwaukee Street Milwaukee, WI 53202
Charles A. Crocco, Jr.......................................     10,550(5)         *
Anthony J. Gumbiner.........................................     55,800(6)          4.3%
William L. Guzzetti.........................................         --(7)           --
Melvin J. Melle.............................................      6,000(8)         *
J. Thomas Talbot............................................     10,000(9)         *
Brian M. Troup..............................................     37,200(10)         2.9%
All directors and executive officers as a group (6
  persons)..................................................    119,550             8.7%

---------------

  *  Less than 1%

 (1) Assumes, for each person or group listed, the exercise of all stock options held by such person or group that are exercisable within 60 days, in accordance with Rule 13d-3(d)(1)(i) of the Exchange Act, but the exercise of none of the convertible securities owned by any other holder of options.

 (2) Mr. Gumbiner has the power to designate and replace the trustees of the Alpha Trust. Mr. Gumbiner and his family are among the discretionary beneficiaries of this Trust.

 (3) Mr. Gumbiner has the power to designate and replace the trustees of the Epsilon Trust. Mr. Troup and his family are among the discretionary beneficiaries of this Trust.

 (4) Based on the Schedule 13G filed by Heartland Advisors, Inc. ("Heartland") on January 27, 1998, as amended by subsequent correspondence with the Company. All of the shares are held in investment advisory accounts of Heartland. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. No individual investment advisory account holds in excess of 4.75% of the Company's common stock.

 (5) Includes currently exercisable options to purchase 10,000 shares of Common Stock.

 (6) Includes currently exercisable options to purchase 55,800 shares of Common Stock. Excludes 457,791 shares of Common Stock held by Alpha Trust. In addition, Mr. Gumbiner holds currently exercisable options to purchase 127,500 units of HEP, currently exercisable options to purchase 59,600 shares of HCRC, and currently exercisable options to purchase 25,800 units of HRP.

 (7) In addition, Mr. Guzzetti owns 100 units of HEP and 400 units of HRP, currently exercisable options to purchase 63,750 units of HEP, currently exercisable options to purchase 31,800 shares of HCRC, and currently exercisable options to purchase 15,000 units of HRP.

 (8) Includes currently exercisable options to purchase 6,000 shares of Common Stock.

 (9) Includes currently exercisable options to purchase 10,000 shares of Common Stock.

(10) Includes currently exercisable options to purchase 37,200 shares of Common Stock. Excludes 305,196 shares of Common Stock held by Epsilon Trust. In addition, Mr. Troup holds currently exercisable options to purchase 85,000 units of HEP, currently exercisable options to purchase 42,400 shares of HCRC, and currently exercisable options to purchase 17,200 units of HRP.

                             EXECUTIVE COMPENSATION

     The total compensation paid for each of the year ended July 31, 1995, the five-month period ended December 31, 1995, the years ended December 31, 1996 and December 31, 1997 to the Chief Executive Officer, and the other executive officers who received cash compensation in excess of $100,000 for 1997 (collectively, the "Named Executive Officers"), is set forth in the following Summary Compensation Table.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                   ANNUAL COMPENSATION                           -------------------------
                          -------------------------------------   OTHER ANNUAL     SECURITIES                 ALL OTHER
   NAME AND PRINCIPAL     FISCAL                                  COMPENSATION     UNDERLYING       LTIP     COMPENSATION
        POSITION           YEAR       SALARY($)        BONUS($)      ($)(5)      OPTIONS/SARS(#)   PAYOUTS      ($)(8)
   ------------------     ------      ---------        --------   ------------   ---------------   -------   ------------
Anthony J. Gumbiner.....   1997              0(2)            0           0               (6)           (7)       6,200
  Chairman and Chief       1996        625,000(1)(2)         0           0               (6)            0        6,200
  Executive Officer        1995(9)     250,167(1)(2)         0           0                0             0            0
                           1995        550,000(1)(2)    50,000           0               (6)            0        6,200
Brian M. Troup..........   1997              0(2)            0           0               (6)           (7)      27,633(10)
  President and Chief      1996        100,000(2)            0           0               (6)            0       74,470(10)
  Operating Officer        1995(9)      41,667(2)            0           0                0             0            0
                           1995        100,000(2)       50,000           0               (6)            0        3,800
William L. Guzzetti.....   1997        412,745(3)      158,870(4)        0                0        42,854        4,750
  Executive Vice           1996        412,745(3)      150,000(4)        0                0        33,170        4,500
  President                1995(9)     179,271(3)       62,500(4)        0                0         6,276        1,000
                           1995        412,745(3)      100,000(4)        0               (6)       15,753        4,620
Melvin J. Melle.........   1997        208,333               0       2,940            4,500             0       13,936
  Vice President, Chief    1996        208,333               0       2,940                0             0        9,025
  Financial Officer and    1995(9)      91,667               0           0                0             0        8,556
  Secretary                1995        208,333               0       2,941            1,500             0       14,300

---------------

 (1) Consists of $375,000 paid by the Company and $250,000 paid by Hallwood Petroleum, Inc. ("HPI") in 1996; the proration of these amounts for the five months ended December 31, 1995; $300,000 by the Company and $250,000 by HPI in fiscal 1995.

 (2) In addition to the compensation paid to Messrs. Gumbiner and Troup, the Company paid Hallwood Securities Limited ("HSL") or HSC Financial Corporation ("HSC"), entities with which Messrs. Gumbiner and Troup are associated, consulting fees of $825,000 for 1997, $350,000 for 1996, $145,833 for the five months ended December 31, 1995, and $350,000 for the year ended July 31, 1995, primarily in connection with those entities' activities on behalf of the Company's subsidiaries. The Company also received from the Hallwood Energy entities consulting fees of $300,000 for fiscal 1995 and 1996, and $550,000 for fiscal 1997, which the Company paid to HSL or HSC to provide the associated consulting services to the Hallwood Energy entities. See "Certain Relationships and Related Transactions." In March 1997, the Company paid HSC a bonus of $100,000 and the Company's

     Hallwood Commercial Real Estate, Inc. ("HCRE") subsidiary paid a bonus of $139,000 with respect to its activities on behalf of the Company outside the United States. In March 1998, the board of directors awarded bonuses to HSC in the amount of $500,000 from the Company and $322,539 from its HCRE subsidiary, both of which were accrued and payable as of December 31, 1997. In addition, the Company received from ShowBiz Pizza Time, Inc. ("ShowBiz"), a consulting fee of $31,250, which the Company paid to HSC to provide associated consulting services to ShowBiz. The Company owned 13% of the Common Stock of ShowBiz until March 1997.

 (3) Consists of $204,294 paid by HEP and affiliates and $208,333 paid by Hallwood Realty in the year ended December 31, 1997; $204,294 paid by HEP and affiliates and $208,333 paid by Hallwood Realty in the year ending December 31, 1996; $85,170 paid by HEP and affiliates and $91,666 paid by Hallwood Realty, for the five months ended December 31, 1995 and $204,412 paid by HEP in the fiscal year ended July 31, 1995.

 (4) Consists of $143,870 paid by HEP and affiliates, $7,500 by Hallwood Realty and $7,500 by HCRE in 1997; $131,500 paid by HEP and affiliates, $9,250 by Hallwood Realty and $9,250 by HCRE in 1996; $62,500 paid by HEP and affiliates with respect to the five months ended December 31, 1995; and $85,000 paid by HEP and affiliates and $15,000 paid by Hallwood Realty in fiscal 1995.

 (5) Represents reimbursements to compensate for the income tax effect of payment for life and/or disability insurance.

 (6) Consists of the following options granted during 1995, 1996 and 1997. The HCRC options have been adjusted for stock splits.

                                                     SECURITIES UNDERLYING
NAME                                      COMPANY       OPTIONS/SARS(#)
----                                      -------    ---------------------
Anthony J. Gumbiner.....................  HWG                55,800
                                           HRP               25,800
                                           HEP              127,500
                                           HCRC              95,400
Brian M. Troup..........................  HWG                37,200
                                           HRP               17,200
                                           HEP               85,000
                                           HCRC              63,600
William L. Guzzetti.....................  HRP                15,000
                                           HEP               63,750
                                           HCRC              47,700

 (7) Pursuant to the HPI Incentive Plan, LTIP payouts were made to HSC, with which Messrs. Gumbiner and Troup are associated, in the amount of $54,750 in the year ended December 31, 1997, $9,943 in the year ended December 31, 1996, $0 for the five months ended December 31, 1995, and $0 in the fiscal year ended July 31, 1995.

 (8) Consists of the following items of compensation:

                                      COMPANY OR SUBSIDIARY
                                   CONTRIBUTIONS TO TAX FAVORED
                                 SAVINGS PLANS OR IN LIEU THEREOF
                                    PAYMENT UNDER THE HALLWOOD                 PREMIUM PAYMENTS FOR
                                    SPECIAL BONUS AGREEMENT($)                TERM LIFE INSURANCE($)
                                ----------------------------------      ----------------------------------
NAME                            1997     1996     1995(9)    1995       1997     1996     1995(9)    1995
----                            -----    -----    -------    -----      -----    -----    -------    -----
Mr. Gumbiner................        0        0         0         0      6,200    6,200       0       6,200
Mr. Troup...................        0        0         0         0      3,800    3,800       0       3,800
Mr. Guzzetti................    4,750    4,500     1,000     4,620          0        0       0           0
Mr. Melle...................    8,256    3,345     8,556     8,620      5,680    5,680       0       5,680

 (9) During 1995, the Company changed its fiscal year end from July 31 to December 31. This information is for the five months ended December 31, 1995.

(10) During 1996, the Board approved reimbursement to Mr. Troup of medical expenses not covered by the Company's group medical insurance contract in the amount of $70,670 in 1996 and $23,832 in 1997, which is included in "All Other Compensation."

     The following table discloses certain information for each of the Named Executive Officers who have been granted options to purchase securities of the Company or its subsidiaries in the last fiscal year:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                          ----------------------------------------------------------------      VALUE AT ASSUMED
                                                     % OF TOTAL                                 ANNUAL RATES OF
                                     NUMBER OF      OPTIONS/SARS                                  STOCK PRICE
                                     SECURITIES      GRANTED TO     EXERCISE                      APPRECIATION
                                     UNDERLYING      EMPLOYEES      OR BASE                     FOR OPTION TERM
                                    OPTIONS/SARS     IN FISCAL       PRICE      EXPIRATION    --------------------
NAME                      ENTITY     GRANTED(#)       YEAR(%)        ($/SH)        DATE        5%($)      10%($)
----                      ------    ------------    ------------    --------    ----------    -------    ---------
Anthony J. Gumbiner.....  HWG(1)       27,900              36        26.06        9/4/2007    401,345      986,639
                          HCRC         47,700              30        20.33       6/17/2007    609,865    1,545,517
Brian M. Troup..........  HWG(1)       18,600              24        26.06        9/4/2007    267,563      657,760
                          HCRC         31,800              20        20.33       6/17/2007    406,577    1,030,345
William L. Guzzetti.....  HCRC         23,850              15        20.33       6/17/2007    304,932      772,759
Melvin J. Melle.........  HWG(1)        1,500               2        22.50       2/23/2007     18,630       45,799
                          HWG(1)        3,000               3        26.06        9/4/2007     43,155      106,090

---------------

(1) Options to purchase shares of Common Stock of the Company.

     The following table discloses for each of the Named Executive Officers who have been granted options to purchase securities of the Company or its subsidiaries, the number of such options held by each of the Named Executive Officers and the potential realizable values for their options at December 31, 1997. None of the Named Executive Officers exercised any options during the year ended December 31, 1997, and the Company has not granted SARs.

                        AGGREGATED OPTION/SAR EXERCISES
                   AND OPTION/SAR VALUES AT DECEMBER 31, 1997

                                                                                 VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED                IN-THE-MONEY
                                                   OPTIONS/SARS AT                 OPTIONS/SARS AT
                                                 DECEMBER 31, 1997(#)            DECEMBER 31, 1997($)
                                             ----------------------------    ----------------------------
NAME                               ENTITY    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                               ------    -----------    -------------    -----------    -------------
Anthony J. Gumbiner.............   HWG          55,800              0         1,023,651             0
                                   HRP          25,800              0           919,125             0
                                   HEP         127,500              0           334,668             0
                                   HCRC         63,600         31,800           805,494        76,956
Brian M. Troup..................   HWG          37,200              0           682,434             0
                                   HRP          17,200              0           612,750             0
                                   HEP          85,000              0           223,125             0
                                   HCRC         42,400         21,200           536,996        51,304
William L. Guzzetti.............   HRP          15,000              0           534,375             0
                                   HEP          63,750              0           167,344             0
                                   HCRC         31,800         15,900           402,747        38,478
Melvin J. Melle.................   HWG           6,000              0            94,320             0

     The following table discloses each of the Named Executive Officers who received long-term incentive plan awards during the year ended December 31, 1997 and the estimated future payouts of the awards.

      LONG TERM INCENTIVE PLANS -- AWARDS IN YEAR ENDED DECEMBER 31, 1997

                                                                                     ESTIMATED FUTURE
                                       NUMBER OF UNITS    PERFORMANCE OR OTHER    PAYOUTS UNDER NON-STOCK
NAME                                         (#)          PERIOD UNTIL PAYOUT     PRICE-BASED PLANS($)(1)
----                                   ---------------    --------------------    -----------------------
Anthony J. Gumbiner(2)..............           --                   --                    $    --
Brian M. Troup (2)..................           --                   --                         --
William L. Guzzetti.................       0.0820                 2002                     23,266

---------------

(1) These amounts represent awards under the HPI 1997 Incentive Plan. There are no minimum, maximum or target amounts payable under the plan. Payments under the awards will be equal to the indicated percentage of net cash flow from certain wells for the first five years after an award and, in the sixth year, the indicated percentage of 80% of the remaining net present value of estimated future production from the wells. The amounts shown above are estimates based on estimated reserve quantities and future prices. Because of the uncertainties inherent in estimating quantities of reserves and prices, it is not possible to predict cash flow or remaining net present value of estimated future production with any degree of certainty.

(2) In addition, an award was granted to HSC, with which Messrs. Gumbiner and Troup are associated, with respect to 0.4200 units, having a payout period ending in 2002 and an estimated future payout of $119,165.

                           COMPENSATION OF DIRECTORS

     For the fiscal year ended December 31, 1997, Messrs. Crocco and Talbot received director fees of $27,500 and are entitled to receive $500 for each day spent on business of the Company, other than at board meetings. Each director is also reimbursed for expenses reasonably incurred in connection with the performance of his duties. Messrs. Crocco, Talbot and Lynch also received $95,751 each, and Messrs. Gumbiner and Troup also received $174,148 each, as alternative compensation for surrendering their unexercisable options to purchase ShowBiz common shares. Additional information regarding consulting agreements with or services provided by Mr. Gumbiner, through an entity controlled by him and Mr. Talbot is included in "Certain Relationships and Related Transactions" and "Compensation Committee Interlocks and Insider Participation," below.

                             EMPLOYMENT AGREEMENTS

     During the year ended December 31, 1997, the Company had an employment agreement with Mr. Melle. Mr. Melle's employment agreement provides for payment of a salary of $200,000 per year plus an annual bonus in an amount as may be determined by the Board of Directors of the Company. In addition, the employment agreement provides that the Company will maintain $500,000 of life insurance benefits on behalf of Mr. Melle and, for the year ended December 31, 1997, the Company paid premiums in the amount of $5,680 for such life insurance. Mr. Melle's employment agreement continued under the same terms and conditions until December 31, 1997, at which time it was automatically extended for one year and will be automatically extended annually thereafter unless terminated by either party.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Compensation Committee was eliminated by the Board of Directors of the Company in November 1997. Until that time, the Compensation Committee was comprised of Messrs. Crocco (Chairman) and Lynch. During the year ended December 31, 1997, the Company retained Crocco & DeMaio, P.C., attorneys at law, of which Mr. Crocco is a partner, as special counsel on certain legal matters for which $51,263 was paid (excluding expense reimbursements). Mr. Robert L. Lynch was Vice Chairman of the Board of Directors of the Company until his death in November 1997. Under a month-to-month extension of a consulting agreement, Mr. Lynch received a consulting fee of $90,000 for the year ended December 31, 1997, and a car allowance of $2,889. He also received compensation for serving as a director of the Company in the aggregate amount of $12,375, including $9,375 of standard fees at the rate of $3,125 per quarter, $750 for each of the three meetings of the Board he attended (other than telephonic meetings, for which no fee was paid) and $250 for one Audit Committee meeting and the two Compensation Committee meetings he attended.

     In addition, Messrs. Gumbiner, Troup and Guzzetti served on the Boards of Directors of HRC, HCRC and the general partner of HEP. For each of these entities, the Board of Directors serves as the Compensation Committee and Mr. Gumbiner is the Chief Executive Officer and Mr. Guzzetti is the Chief Operating Officer.

     As general partner of HRP, HRC earns an asset management fee and certain related fees from HRP, which amounted to $465,000 for the year ended December 31, 1997. In addition, HRP reimbursed HRC for $2,316,000 of costs incurred by HRC on behalf of HRP in 1997. As property manager for HRP, the Company's HCRE subsidiary received management fees, leasing commissions and certain other fees from HRP and related parties of $4,310,000 during the year ended December 31, 1997.

     Also during 1997, HEP and its affiliates (other than HCRC) reimbursed the Company for $301,000 of costs incurred by the Company on behalf of HEP and its affiliates, and HCRC reimbursed the Company for $213,200 of costs incurred by the Company on behalf of HCRC.

     The Company entered into a financial consulting agreement with HPI, dated as of December 31, 1996, which provides that the Company or its agent shall provide consulting services to HPI for compensation of $550,000 per year. The new agreement continues until June 30, 2000 and is automatically renewed for successive three-year terms, except that either party may terminate the agreement on not less than 30 days' written notice prior to the expiration of any three-year term. The Compensation Committee had determined that these services would be most appropriately provided by HSC, acting as the Company's agent, through the services of Mr. Gumbiner and Mr. Troup, and that as consideration for these services the Company would pay to HSC the fee to which the Company is entitled under the agreement.

     Pursuant to an existing agreement, the Company reimburses HSC for reasonable and necessary expenses in providing office space and administrative services used by Mr. Gumbiner. For the year ended December 31, 1997, the Company reimbursed HSC in the amount of $299,000. Of the amounts paid in 1997, $60,000 was paid by the Company, $5,000 was paid by the general partner of HEP, $120,000 was paid by Hallwood Realty, and the remainder by other affiliates of HEP.

                             COMPENSATION COMMITTEE
                       REPORTS ON EXECUTIVE COMPENSATION

GENERAL

     The Company is a diversified holding company with several subsidiaries and associated companies. Of the Named Executive Officers, Messrs. Gumbiner and Troup are involved in the activities of all of the subsidiaries and associated companies, but received no cash compensation directly from the Company or any of the entities it controls; Mr. Melle is involved in the activities of the Company and of certain subsidiaries and associated companies, but for 1997 received compensation only from the Company; and Mr. Guzzetti is involved in the activities of Hallwood Realty, HCRE, HEP and HCRC and their subsidiaries and controlled entities. Accordingly, the compensation of Mr. Melle is determined solely by the Company's Compensation Committee. The compensation of Mr. Guzzetti with respect to his services to Hallwood Realty is determined by the Board of Directors of Hallwood Realty, the compensation to Mr. Guzzetti for his services with respect to HCRE was determined by the Company's Compensation Committee and Mr. Guzzetti's compensation with respect to his services to HEP, HCRC and the related energy companies is determined by HEP's general partner's and HCRC's Boards of Directors. In addition, the Compensation Committee of the Company approved the payments by the Company to HSC with which Messrs. Gumbiner and Troup are associated.

COMPENSATION BY THE COMPANY

     Until November 1997, the members of the Compensation Committee of the Company's Board of Directors were appointed by the Board of Directors and were Messrs. Crocco and Lynch. Since November 1997, the Board of Directors as a whole has served as the Compensation Committee. The Company's Compensation Committee annually determines the compensation of the Company's executive officers after discussions with each officer and bases the amount of compensation on the Committee's determination of the reasonable compensation for that officer. The members of the Compensation Committee, through their business experience, are generally aware of prevailing compensation practices and regularly review and remain informed about the recent financial and operating experience of the Company. Based on this experience and review, the Compensation Committee establishes compensation that it believes to be appropriate for each officer. Substantially all of the executive officers' compensation is paid as salary, although from time to time the Compensation Committee has awarded substantial bonuses upon completion of significant acquisitions or other transactions that provide material benefits to the Company.

     Since December 31, 1996, the Company is a party to an agreement with HSC pursuant to which HSC provides international consulting and advisory services to the Company and its affiliates for an annual fee of $825,000. The Compensation Committee also awarded options to certain of its executive officers in 1997, including Mr. Gumbiner.

     The Company also entered into a financial consulting agreement with HPI, an affiliate of HEP, dated as of December 31, 1996, which provides that the Company or its agent shall provide consulting services to HPI for compensation of $550,000 per year. The Compensation Committee determined that these services would be most appropriately provided by HSC acting as the Company's agent, through the services of Mr. Gumbiner and Mr. Troup, and that as consideration for these services the Company would pay to HSC the fee to which the Company is entitled under the agreement.

     HCRE has contracted with Hallwood Realty to manage the properties controlled by Hallwood Realty. Mr. Guzzetti is the President and is primarily responsible for the operations of HCRE. HCRE's Executive Incentive Plan authorizes HCRE to pay annual cash bonuses in an amount up to 10% of HCRE's net operating income for the prior year. The actual amount to be paid and the allocation of the total amount to individual employees is recommended by the Chief Executive Officer of HCRE, Mr. Gumbiner, and approved by the Board of Directors of HCRE, which consists of Messrs. Gumbiner, Troup and Guzzetti. Any amount to be paid to an executive officer of the Company is subject to the approval of the Company's Compensation Committee. Pursuant to the Executive Incentive Plan, Mr. Gumbiner recommended that a total bonus of $403,039 (10%) of HCRE's net operating income, as defined, for 1997) be paid to three employees of HCRE and to HSC, including $15,000 to Mr. Guzzetti and $322,539 to HSC. The total amount of the awards under the Executive Incentive Plan was determined by Mr. Gumbiner based on his determination that the amount was reasonable in light of HCRE's net operating income and was allocated to the participants based on Mr. Gumbiner's judgement of the overall contribution of each participant to HCRE and the compensation the participant otherwise receives. The Board of Directors of HCRE and the Company approved the bonuses as recommended by Mr. Gumbiner.

        1997 Compensation Committee Members (January 1997 to November 1997):

           Charles A. Crocco, Jr.
           Robert L. Lynch

        1997 Members of the Board of Directors (after November 1997)

Charles A. Crocco, Jr.                        J. Thomas Talbot
Anthony J. Gumbiner                           Brian M. Troup

HALLWOOD REALTY COMPENSATION

     Compensation of the executive officers of Hallwood Realty is determined by the entire Board of Directors of Hallwood Realty in consultation with Mr. Guzzetti, the President of Hallwood Realty. The members of the Compensation Committee, through their business experience, are generally aware of prevailing compensation practices and regularly review and remain informed about the recent financial and operating experience of Hallwood Realty and HRP. With this experience and review, the Board bases its determination of specific amounts to be paid to individual executive officers primarily on Mr. Guzzetti's and the Board's assessments of the individual performance of each officer. Substantially all the compensation paid by Hallwood Realty to its executive officers consists of salary, although the Board of Directors may determine to pay bonuses from time to time based on the Board's determination that Hallwood Realty or HRP have experienced favorable operating results or completed transactions that benefit Hallwood Realty or HRP. For 1997, Mr. Guzzetti and the Board of Directors determined that no change was required in the salaries of the executive officers from the prior year other than the salary of Mr. Jeffrey Gent, Chief Financial Officer of Hallwood Realty, who received a raise in salary of approximately ten percent (10%) effective January 1, 1997. In recognition of the benefits provided to HRP through the efforts of the executive officers during the year, the Board of Directors determined that it was appropriate to award bonuses to the executive officers of Hallwood Realty, including a bonus of $15,000 to Mr. Guzzetti.

        1997 Members of the Board of Directors:

Anthony J. Gumbiner      William L. Guzzetti
Alan G. Crisp            William F. Forsyth
Brian M. Troup

HEP COMPENSATION

     General. HEP has no employees. All management is provided by employees of HPI pursuant to a management agreement. These employers also provide services to HEP and several other affiliated entities (collectively, the "Energy Companies"). Accordingly, the company does not directly pay any compensation but reimburses HPI for its costs and expenses. Individual compensation is based on the individual's responsibilities and performance relating to all of the Energy Companies. Salaries are allocated among the Energy Companies based on a procedure that takes into account both the amount of time spent on management and the number of properties owned by each entity. The cash bonus pool is allocated among the Energy Companies based upon those factors and the entity's performance relative to all of the Energy Companies. Awards under the long-term incentive plan (the "Incentive Plan") are allocated based upon the ownership of the wells included in the plan. Because the compensation paid to HPI employees is allocated to all of the Energy Companies, it is reviewed and approved by the Compensation Committee of HEP's general partner. The compensation of the Energy Companies' management employees, including executive officers, is reviewed and approved at least annually.

     During 1997, all compensation decisions were made by the Board of Directors of HEP's general partner, acting as the Compensation Committee. In 1998 the full Board of Directors of HEP's general partner again acted as the Compensation Committee in determining cash bonuses paid with respect to 1997 and the salaries to be paid and other awards made in 1998. In determining 1997 compensation of key employees, the Energy Companies' compensation levels were compared with those of comparable companies, as reported by compensation consultants and other industry surveys. The comparable companies consisted of twelve independent oil and gas companies selected by consultants to the Energy Companies. For 1997, the compensation of the Energy Companies' management employees consisted of three primary components: salary and annual bonus, cash bonus and long-term incentive plan awards.

     Salary. All non-hourly employees' salaries and annual bonuses are determined annually based on the individual employee's level of responsibility and comparisons to similar positions in comparable companies. Salaries of officers and other professional employees are generally set at approximately 69% to 90% of the average base salaries paid by those comparable companies. When an employee's position is not standard and cannot be compared to similar positions in comparable companies, compensation is determined in a discretionary process, taking into consideration the components and overall responsibility of the employee's position.

     Cash Bonus. The Board determined to award certain management employees, including executive officers, cash bonuses based on an assessment of a number of quantitative and qualitative factors. The primary quantitative factors are performance in reserve replacement, considering overall reserves found and effectiveness of capital expenditures, in comparison to the historical performance of independent oil and gas companies as a group, the production of existing reserves in comparison to budget and the prior year and general and administrative expenses and operating costs in comparison to budget. Qualitative factors include judgments regarding the effectiveness of management and administration. Depending on the Energy Companies' success in these areas, total salaries and cash bonuses paid to management employees may range from 69% of the compensation paid to similarly situated employees in comparable companies if the Energy Companies perform poorly to as high as 500% of the compensation paid by comparable companies if the Energy Companies perform very well. Based on comparisons of the Energy Companies' performance with the historical performance of other independent oil and gas companies as a group as reported by generally published industry statistics, the Board of HEP's general partner determined that the Energy Companies had a slightly better than average year in the overall reserves found and a slightly less than average year in the effectiveness of capital expenditures. The Board of Directors also concluded that the effectiveness of management and administration and control of general and administrative expenses deserved recognition. Therefore, the cash bonuses paid to management employees as a group were set at levels that would result in their total annual compensation being less than that paid by comparable companies. The aggregate cash bonuses are allocated among the key and professional employees based on the recommendations of senior management and a determination of the employees' relative contributions to the Energy Companies during the year.

     The Long-Term Incentive Plan. The Energy Companies' Incentive Plan is intended to provide incentive and motivation to the Energy Companies' key employees, including the executive officers and consultants, to increase the oil and gas reserves of the Energy Companies and to enhance the Energy Companies' ability to attract, motivate and retain key employees upon whom, in large measure, the success of the Energy Companies depends. Under the Incentive Plan, the Board annually determines the portion of the Energy Companies' collective interests in the cash flow from certain international projects and wells drilled, recompleted or enhanced during that year (the "Plan Year"), which will be allocated to participants in the plan. The portion allocated to participants in the plan is referred to as the Plan Cash Flow. The Board of Directors then determines which key employees may participate in the plan for the Plan Year and allocates the Plan Cash Flow among the participants. Awards under the plan do not represent any actual ownership interest in the wells. Awards are made in the Board's discretion.

     Each award under the plan represents the right to receive for five years a specified share of the Plan Cash Flow attributable to certain domestic wells drilled, recompleted or enhanced during the Plan Year. In the sixth year after the award, the participant is paid an amount equal to a specified percentage of the remaining net present value of estimated future production from the wells and the award is terminated. Cash Flow from international projects, if any, allocated to the plan is paid to participants for a ten-year period, with no buy-out for estimated future production. There are no international projects allocated to the 1997 Plan. Accordingly, the value of awards under the Incentive Plan depends primarily on the Energy Companies' success in drilling, completing and achieving production from new wells each year and from certain recompletions and enhancements of existing wells. The percentage of the Energy Companies' cash flow from international projects and domestic wells completed in any Plan Year to be allocated to the Plan Cash Flow each Plan Year, the percentage of the remaining net present value of estimated future production from domestic wells for which the participants will receive payment in the sixth year of an award, and the amount to be awarded to individual participants is determined by the Board each year, after taking into consideration the recommendation of the Energy Companies' executive officers.

     The awards for the 1997 Plan Year were made in March 1997. For the 1997 Plan Year, the Board determined that the total Plan Cash Flow would be equal to 2.4% of the cash flow of the domestic wells completed during the Plan Year. The Board also determined that the participants' interests in eligible domestic wells for the 1997 Plan Year would be purchased in the sixth year at 80% of the remaining net present value of the wells completed in the Plan Year. The Board also determined that the total awards would be allocated among key employees primarily on the basis of their position with the Energy Companies.

     Chief Executive Officer. The Energy Companies engaged in certain transactions with the Company during 1997. In addition, the Energy Companies had a consulting agreement with the Company effective January 1, 1997, pursuant to which the Energy Companies pay the Company a $550,000 annual consulting fee. In 1997, the consulting services were provided by HSC, through Mr. Gumbiner and Mr. Troup, and the Company paid the annual fee it received to HSC.

        1997 Compensation Committee Members:

Anthony J. Gumbiner                           Rex A. Sebastian
Brian M. Troup                                William L. Guzzetti
Hans-Peter Holinger

                               PERFORMANCE GRAPH

     The following performance graph compares the 5-year cumulative return of the Common Stock with that of the Russell 2000 Index and a peer group of issuers. The issuers included in the peer group are all publicly traded companies included in Standard Industrial Classification Code 6512 "Operators of Nonresidential Buildings," with market capitalization of less than $100,000,000 as of December 31, 1997, which consist of HRP, Milestone Properties, Inc. and Pacific Gateway Properties, Inc.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              AMONG THE HALLWOOD GROUP INCORPORATED, A PEER GROUP
                           AND THE RUSSELL 2000 INDEX

                                                        THE
                                                      HALLWOOD
               MEASUREMENT PERIOD                      GROUP
             (FISCAL YEAR COVERED)                  INCORPORATED       PEER GROUP       RUSSELL 2000
7/92                                                           100               100               100
7/93                                                           110               107               124
7/94                                                            59               133               129
7/95                                                            49               140               161
12/95                                                           38               127               171
12/96                                                           77               163               200
12/97                                                          182               290               244

* $100 invested on July 31, 1992 in stock, index or peer group, including reinvestment of dividends. Year ended July 31, 1992 through 1995, year ended December 31, 1995, 1996 and 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONSULTING AND MANAGEMENT AGREEMENTS

     Effective December 31, 1996, the Company entered into an agreement with HSC, a corporation with which Mr. Gumbiner and Mr. Troup are associated, pursuant to which HSC agreed to provide international consulting and advisory services to the Company and its affiliates for an annual fee of $825,000 and reimbursement for out-of-pocket and other reasonable expenses of HSC. The Consulting Agreement continues until July 31, 1998 and is automatically extended for successive one year terms unless notice of termination is provided by either party no less than thirty-one (31) days prior to the expiration of the end of its term or an extension thereof.

STANWICK HOLDINGS, INC.

     The Company shares common offices, facilities and staff with, and certain executive officers of the Company also served as executive officers or directors of, Stanwick Holdings, Inc. ("Stanwick"). The Company pays the common general and administrative expenses of the two companies and charges Stanwick a fee for its allocable share of such expenses, which totaled $6,000 for the year ended December 31, 1997.

HCRE manages a commercial office building for Stanwick and provided property management, leasing and construction services, for which HCRE was paid $990,000 for the year ended December 31, 1997.

     Stanwick is a subsidiary of HHSA. Messrs. Gumbiner and Troup are directors of HHSA. Under United States securities laws, HSL, with which Messrs. Gumbiner and Troup are associated, could be considered to share beneficial ownership of substantially all of the outstanding shares of HHSA.

                                    AUDITORS

     Deloitte & Touche, LLP served as the Company's independent auditors for the fiscal year ended July 31, 1995, the five months ended December 31, 1995 and the years ended December 31, 1996 and 1997, and have been selected to serve in that capacity again for the year ended December 31, 1998. A representative of Deloitte & Touche, LLP will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if desired.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next Annual Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by management must notify management of the Company in such a manner so that such notice is received by management by January 7, 1999 and in such form as required under the rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the Annual Meeting. All shares represented by Company proxies will be voted in favor of the nominees for director set forth herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

                                            By order of the Board of Directors

                                            MELVIN J. MELLE
                                            Secretary

April 10, 1998

                                                                  SKU 2070-PS-98

                        THE HALLWOOD GROUP INCORPORATED
P
R                           3710 RAWLINS, SUITE 1500
O                             DALLAS, TEXAS 75219
X
Y         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Anthony J. Gumbiner and Brian M. Troup, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of The Hallwood Group Incorporated (the "Company"), held of record by the undersigned on March 20, 1998, at the Annual Meeting of Stockholders to be held on May 6, 1998, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of the nominees listed and at the discretion of the Proxies with respect to any other matter that is properly brought before the meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]       PLEASE MARK
          VOTES AS IN
          THIS EXAMPLE.
PLEASE MARK IN BLUE OR BLACK INK.

1.   Election of Directors                             2.   In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.
NOMINEES: Charles A. Crocco, Jr.,   J. Thomas Talbot

Charles A. Crocco, Jr.   FOR            WITHHELD                 FOR       AGAINST        ABSTAIN
                         [ ]              [ ]                    [ ]        [  ]           [  ]

J. Thomas Talbot         FOR            WITHHELD
                         [ ]              [ ]          COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN PROMPTLY
                                                       USING THE ENCLOSED ENVELOPE.

                                                       MARK HERE FOR
                                                       ADDRESS CHANGE    [ ]
                                                       AND NOTE AT LEFT

                                                       Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign, or if one signs he should attach evidence of his authority. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign full partnership name by authorized person.

Signature: ____________________ Date: __________       Signature: ____________________ Date: __________